As filed with the Securities and Exchange Commission on March 30, 2005

Registration No. 333-111898

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	86-0226984 (I.R.S. Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona (Address of Principal Executive Offices)	85027 (Zip Code)

Universal Technical Institute, Inc.
2003 Employee Stock Purchase Plan
(Full title of the Plan)

Joseph P. Richardson, Esq.	Copies to:
Bryan Cave LLP Two North Central Avenue, Suite 2200 Phoenix, Arizona 85004-4406 (Name and address of agent for service)	Chad A. Freed Universal Technical Institute, Inc. 20410 North 19th Avenue, Suite 200 Phoenix, Arizona 85027

(602) 364-7000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

     On January 13, 2004, Universal Technical Institute, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (No. 333-111898) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 300,000 shares of common stock of the Registrant, par value $0.0001 per share (the “Common Stock”), together with such additional shares of Common Stock (then, and now, indeterminable) as may become necessary to satisfy the anti-dilution provisions of the Universal Technical Institute, Inc. 2003 Employee Stock Purchase Plan (the “Plan”), as well as an indeterminate amount of interests to be offered or sold pursuant to the Plan (the “Plan Interests”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister the Plan Interests that were registered under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the Registrant and the undersigned Plan have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on March 30, 2005.

UNIVERSAL TECHNICAL INSTITUTE, INC.

By:	/s/ ROBERT D. HARTMAN

Robert D. Hartman Chairman of the Board

UNIVERSAL TECHNICAL INSTITUTE, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN By: Board of Directors, as Plan Administrator

By:	/s/ ROBERT D. HARTMAN

Robert D. Hartman Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ROBERT D. HARTMAN	Chairman of the Board	March 30, 2005
Kimberly J. McWaters*	President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2005
John C. White*	Chief Strategic Planning Officer and Vice Chairman of the Board	March 30, 2005
Jennifer L. Haslip*	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	March 30, 2005
Michael R. Eisenson*	Director	March 30, 2005
A. Richard Caputo, Jr.*	Director	March 30, 2005
Roger S. Penske*	Director	March 30, 2005

*By:	/s/ ROBERT D. HARTMAN

Robert D. Hartman (Attorney-in-Fact for each person indicated)